SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2018

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Traders Blvd East Mississauga, ON	L4Z 1W7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-994-3242

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2018, Precious Investments, Inc. (the “Company”), entered into a non-binding Letter of Intent (“Letter of Intent”) for the Company to purchase 100% of the issued and outstanding stock of Recommerce Group, Inc. (“Recommerce”). The Letter of Intent had a termination date of March 30, 2018.

Recommerce provides retailers and manufacturers with a comprehensive green approach to managing, remanufacturing, recycling and selling returned consumer products creating profits from returns.

Pursuant to the Letter of Intent, the Company agreed to acquire the issued and outstanding stock in Recommerce in exchange for the issuance of the Company’s Series D Preferred Stock that, upon conversion, will convert into 129,078,225 shares of common stock. The Series D Preferred Stock has not yet been designated by the Company but was expected to be filed with the State of Nevada prior to issuance.

The Letter of Intent also provided that after execution of the Letter of Intent, but before closing, the Company would secure bridge financing of $1,034,000, which will come in the form of a secured promissory note, and which will be secured by the assets of the Company and further secured with a guarantee and pledge of 1,000,000 shares of Series C Preferred Stock of the Company held by James Zimbler, the Company’s officer and director. Mr. Zimbler is a minority shareholder of Recommerce.

On February 20, 2018, the Company secured the $1,034,000 in bridge funding from Professional Trading Services, Ltd. (“PTS”) and issued the lender a 10% Secured Convertible Promissory Note (the “PTS Note”). The PTS Note matures on the later to occur of March 8, 2018 or the funding of $2,000,000. The Company and PTS agreed to use the proceeds of the PTS Note as a loan to Recommerce Group, Inc. of even date. As such, on February 20, 2018, the Company lent Recommerce $1,034,000 under a 10% Secured Convertible Note (the “Recommerce Note”) and assigned the security interest in all of Recommerce’s assets to PTS. The Recommerce Note also matures on the later to occur of March 8, 2018 or the funding of $2,000,000.

In effect, the proceeds of the PTS Note were to be used as a bridge loan to Recommerce, prior to the closing of the transaction, for specific payments to be made by Recommerce, as detailed by a use of proceeds agreed to by the Company, PTS and Recommerce. As such, an escrow account was setup for the disbursement of proceeds under the PTS Note.

On April 4, 2018, Recommerce notified the Company that the Letter of Intent expired as of March 30, 2018. Notwithstanding, the Company and Recommerce continues to engage in discussions about extending the expiration date of the Letter of Intent.

Also, the Company has learned that PTS through its Agent, removed the remaining balance of funds, approximately $203,000 from the PTS Note, held in escrow, which had not been disbursed and released pursuant to the agreed upon use of proceeds, as specified in the PTS Note.

The Company is currently in discussions with PTS about the terms for completion of the entire funding of $2,000,000 needed in order to complete the Recommerce transaction.

The foregoing description of the PTS Note and the Recommerce Note the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the PTS Note and the Recommerce Note, which are included in this Current Report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter of Intent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ James W. Zimbler

James W. Zimbler

Chief Executive Officer

Date: April 24, 2018

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